UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 9, 2005

EP Global Communications, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-30797	14-1818396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C/O Exceptional Parent, 551 Main Street, Johnstown, PA	15901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (814) 361-3860 (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4.02.  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On August 3, 2005, as a result of a routine regulatory review by the Securities and Exchange Commission and, after discussion between the Company's audit committee of the board of directors and the Company's registered independent accountants, the Company’s board of directors concluded that the financial statements for the year ended December 31, 2004 as issued in the Registrant's annual report on Form 10-KSB required restatement and could no longer be relied upon because of an error in recognizing income associated with the formation of Informedx LLC.  The error was corrected by recognizing funds received from Informedx LLC as additional minority interest and an amendment was filed to the Company’s Form 10-KSB in accordance with this change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EP GLOBAL COMMUNICATIONS, INC.

By:	/s/Robert J. Salluzzo
Robert J. Salluzzo, Chief Operating Officer

August 29, 2005